Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Record Fourth Quarter and Full Year 2018 Financial Results

•      Record annual revenue of $250.8 million increased 22.7% year-over-year and exceeded guidance

•      Entered into agreements with Tier 1 carriers representing 102 carrier contracts

•      Awarded two significant long-term DAS agreements with the MTA of New York; launched 20 new DAS venues to total 58 live in 2018

•      Expanded Wi-Fi roaming agreement with AT&T now covering over 80 venues

LOS ANGELES — February 27, 2019 — Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (DAS) and Wi-Fi provider that serves carriers, consumers and advertisers worldwide, today announced the Company’s financial results for the fourth quarter and full year ended December 31, 2018.

Fourth Quarter 2018 Financial Highlights

•                  Revenue of $67.8 million increased 18.2% compared to $57.3 million in the fourth quarter of 2017. Growth was driven by strength in DAS, Military/multifamily, and Wholesale Wi-Fi.

•                  DAS revenue of $25.3 million increased 5.4% compared to $24.0 million in the fourth quarter of 2017. DAS revenue for the quarter was comprised of $18.1 million of build-out project revenue and $7.2 million of access fee revenue.

•                  Military/multifamily revenue of $23.4 million increased 54.9% compared to $15.1 million in the fourth quarter of 2017.

•                  Wholesale Wi-Fi revenue of $11.1 million increased 21.6% compared to $9.1 million in the fourth quarter of 2017.

•                  Net income (loss) attributable to common stockholders was net income of $0.4 million, or $0.01 per diluted share, compared to a net loss of $(1.0) million, or $(0.02) per diluted share, in the fourth quarter of 2017.

•                  Adjusted EBITDA of $23.2 million increased 13.4% compared to $20.4 million in the fourth quarter of 2017. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net income (loss) attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Income (Loss) Attributable to Common Stockholders to Adjusted EBITDA.”

•                  Net cash provided by operating activities was $22.5 million compared to $30.3 million in the fourth quarter of 2017.

•                  Free cash flow was a negative $(13.7) million, compared to $11.7 million in the fourth quarter of 2017. Free cash flow, which is a non-GAAP financial measure, is defined below and is reconciled to net cash provided by operating activities, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows.”

Full Year 2018 Financial Highlights

•                  Revenue of $250.8 million increased 22.7% compared to $204.4 million in 2017. Growth was driven by strength in DAS, Military/multifamily, and Wholesale Wi-Fi.

•                  DAS revenue of $95.2 million increased 18.2% compared to $80.6 million in 2017. DAS revenue for the year was comprised of $70.9 million of build-out project revenue and $24.3 million of access fee revenue.

•                  Wholesale Wi-Fi revenue of $47.5 million increased 50.6% compared to $31.5 million in 2017.

•                  Military/multifamily revenue of $77.7 million increased 41.0% compared to $55.1 million in 2017.

•                  Net loss attributable to common stockholders was $(1.2) million, or $(0.03) per diluted share, compared to a net loss of $(19.4) million, or $(0.49) per diluted share, in 2017.

•                  Adjusted EBITDA of $91.8 million increased 33.2% compared to $68.9 million in 2017.

•                  Net cash provided by operating activities was $93.3 million compared to $97.7 million in 2017.

•                  Free cash flow was a negative $(15.4) million, compared to $24.4 million in 2017.

Business Highlights

•                  The Company announced it was selected by the Metropolitan Transportation Authority (MTA) of New York to design, build, operate and maintain wireless services for the Long Island Rail Road Atlantic Branch and Grand Central Terminal East Side Access facility. These two long term MTA agreements are each expected to be among the largest DAS deployments in Company history.

•                  The Company expanded its Wi-Fi roaming agreement with AT&T. AT&T customers now have Wi-Fi connectivity via carrier offloading at more than 80 venues including major airports, military bases, and other venues on Boingo’s Passpoint-certified networks.

•                  The Company launched four new DAS venue locations during the quarter bringing the total to 58 DAS venues live comprised of 29,900 DAS nodes with another 72 venues and 13,800 nodes in backlog as of December 31, 2018. This compares to 38 DAS venues live comprised of 23,500 DAS nodes as of December 31, 2017.

•                  The Company entered into agreements with Tier 1 carriers representing 102 carrier contracts, including 14 in the fourth quarter of 2018. This compares to 43 Tier 1 carrier contracts in 2017.

•                  The Company deployed wireless infrastructure to cover an additional 14,000 military beds in 2018, bringing the total footprint to 344,000 military beds on 63 military bases.

Management Commentary

“2018 was an incredible year for Boingo as we delivered record results with an all-time revenue high of $250.8 million, representing 23% growth over 2017,” commented David Hagan, Chief Executive Officer of Boingo Wireless. “This is our fifth consecutive year of double-digit revenue growth, with our strong top-line performance fueled by growth in DAS, military/multifamily and carrier offload. We also exceeded the high-end of our adjusted EBITDA guidance range with a 33% year-over-year increase to $91.8 million.”

Mr. Hagan continued, “We were very pleased to be recently awarded the DAS and Wi-Fi rights for two significant projects from the MTA in New York City. They are expected to be among the largest network deals in the history of the company, and the kind of Boingo-funded network deal that we are able to pursue given the additional cash on our balance sheet from our convertible debt offering completed last October. In addition, we recently expanded our Wi-Fi offload relationship with AT&T to more than 80 venues, including our military bases, which represents the vast majority of our Wi-Fi network. Looking ahead, our business remains extremely robust. We believe Boingo is uniquely well-positioned to take advantage of macro trends like mobile data growth and 5G by executing against our key growth drivers.”

Business Outlook

Boingo Wireless is initiating guidance for the first quarter ending March 31, 2019 and for the full year ending December 31, 2019, as follows:

First Quarter 2019

•                  Revenue is expected to be in the range of $63.0 million to $68.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $(9.0) million to $(6.0) million, or a net loss of $0.21 to $0.14 per diluted share.

•                  Adjusted EBITDA is expected to be in the range of $17.0 million to $21.0 million. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA — Guidance.”

Full Year 2019

•                  Revenue is expected to be in the range of $270.0 million to $280.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $(20.0) million to $(15.0) million, or a net loss of $(0.45) to $(0.34) per diluted share.

•                  Adjusted EBITDA is expected to be in the range of $80.0 million to $87.0 million.

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss its fourth quarter and full year 2018 financial results beginning at 4:30 p.m. ET (1:30 p.m. PT), today, February 27, 2019. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-9716 and enter the passcode: 13686406 ten minutes prior to the scheduled start time. International callers should dial +1 (201) 493-6779 and enter the same passcode. The conference call will be broadcast live over the Internet in the Investor Relations section of the Company’s website at http://investors.boingo.com. In addition, a supplement reflecting the Company’s key business metrics will be made available in the Investor Relations section of the Company’s website. The supplement and webcast will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA and free cash flow as supplemental measures of its performance.

The Company defines Adjusted EBITDA as net income (loss) attributable to common stockholders plus depreciation and amortization of property and equipment, stock-based compensation expense, amortization of intangible assets, income tax benefit, interest and other expense, net, non-controlling interests, and excludes charges or gains that are nonrecurring, infrequent, or unusual. Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and other operating performance measures as part of its overall assessment of the Company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net income (loss) attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP. Adjusted EBITDA for 2017 excludes settlement expense because it represents a non-recurring charge and is not indicative of the underlying performance of the Company’s business operations.

The Company defines free cash flow as net cash provided by operating activities, less purchases of property and equipment. Boingo Wireless believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the amount of cash generated by the Company’s operations after the purchases of property and equipment that can be used for strategic opportunities. Free cash flow should not be considered as an alternative financial measure to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

Revenue Recognition Changes

On January 1, 2018, the Company adopted ASC 606 using the modified retrospective method. Results for reporting periods beginning on January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported in accordance with ASC 605, Revenue Recognition. A reconciliation of the changes for the three months and year ended December 31, 2018 is set forth in the schedule entitled “Condensed Consolidated Statements of Operations.” The Company’s full year 2019 guidance is based on the new standard.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Our vast footprint of DAS, Wi-Fi and small cells reaches more than a billion people annually, making Boingo one of the largest providers of indoor wireless networks. You’ll find Boingo connecting people at airports, stadiums, military bases, convention centers, multifamily communities and commercial properties. To learn more about the Boingo story, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans, future guidance and future growth opportunities and the ability of Boingo to achieve financial, operational and strategic benefits from the acquisition of Elauwit Networks. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the Company’s ability to maintain its existing relationships and establish new relationships with venue partners, its ability to complete build-outs and sign venue contracts, its ability to maintain revenue growth and achieve profitability, its ability to execute on its strategic and business plans, its ability to successfully compete with new technologies and adapt to changes in the wireless industry, the application of new accounting standards, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2017 filed with the SEC on March 12, 2018, Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 8, 2018, Form 10-Q for the quarter ended June 30, 2018 filed with the SEC on August 6, 2018, and Form 10-Q for the quarter ended September 30, 2018 filed with the SEC on November 5, 2018 which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wi-Finder, Boingo Broadband, and the Boingo Wireless Logo are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018(1)	2017(1)	2018(1)	2017(1)

Revenue	$67,808	$57,348	$250,821	$204,369
Costs and operating expenses:
Network access	33,646	26,047	113,572	90,702
Network operations	13,386	13,059	52,215	47,615
Development and technology	8,489	6,940	31,372	26,754
Selling and marketing	6,157	5,745	22,647	20,933
General and administrative	8,084	8,196	30,302	35,568
Amortization of intangible assets	1,203	825	3,710	3,498
Total costs and operating expenses	70,965	60,812	253,818	225,070
Loss from operations	(3,157)	(3,464)	(2,997)	(20,701)
Interest and other expense, net	(1,736)	(27)	(1,887)	(153)
Loss before income taxes	(4,893)	(3,491)	(4,884)	(20,854)
Income tax benefit	(5,351)	(2,585)	(5,153)	(2,078)
Net income (loss)	458	(906)	269	(18,776)
Net income attributable to non-controlling interests	42	113	1,489	590
Net income (loss) attributable to common stockholders	$416	$(1,019)	$(1,220)	$(19,366)

Net income (loss) per share attributable to common stockholders:
Basic	$0.01	$(0.02)	$(0.03)	$(0.49)
Diluted	$0.01	$(0.02)	$(0.03)	$(0.49)

Weighted average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	42,591	40,887	42,066	39,824
Diluted	45,660	40,887	42,066	39,824

(1)                                 On January 1, 2018, we adopted ASC 606 using the modified retrospective method. Results for reporting periods beginning on January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported in accordance with ASC 605.  The below table summarizes the changes to our condensed consolidated statement of operations for the three months and year ended December 31, 2018:

	Three Months Ended December 31, 2018 (Per ASC 605)	Adjustment for Adoption	Three Months Ended December 31, 2018 (Per ASC 606)
Revenue	$68,139	$(331)	$67,808
Income tax benefit	$(5,423)	$72	$(5,351)
Non-controlling interests	$192	$(150)	$42

	Year Ended December 31, 2018 (Per ASC 605)	Adjustment for Adoption	Year Ended December 31, 2018 (Per ASC 606)
Revenue	$244,307	$6,514	$250,821
Income tax benefit	$(4,785)	$(368)	$(5,153)
Non-controlling interests	$(245)	$1,734	$1,489

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$149,412	$26,685
Accounts receivable, net	42,766	26,148
Prepaid expenses and other current assets	7,815	6,369
Total current assets	199,993	59,202
Property and equipment, net	314,179	262,359
Goodwill	59,640	42,403
Intangible assets, net	19,152	10,263
Other assets	9,936	10,082
Total assets	$602,900	$384,309
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$21,543	$11,589
Accrued expenses and other liabilities	62,653	42,405
Deferred revenue	80,383	61,708
Current portion of long-term debt	—	875
Current portion of capital leases and notes payable	6,612	5,771
Total current liabilities	171,191	122,348
Deferred revenue, net of current portion	137,205	149,168
Long-term debt	151,670	—
Long-term portion of capital leases and notes payable	4,911	6,747
Deferred tax liabilities	1,073	1,004
Other liabilities	6,728	6,012
Total liabilities	472,778	285,279
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 42,669 and 40,995 shares issued and outstanding for 2018 and 2017, respectively	4	4
Additional paid-in capital	259,132	230,679
Accumulated deficit(1)	(129,930)	(131,967)
Accumulated other comprehensive loss	(1,295)	(898)
Total common stockholders’ equity	127,911	97,818
Non-controlling interests(1)	2,211	1,212
Total stockholders’ equity	130,122	99,030
Total liabilities and stockholders’ equity	$602,900	$384,309

(1)                                 We adopted ASC 606 on January 1, 2018 using the modified retrospective method. Adoption of ASC 606 using the modified retrospective method required us to record a cumulative effect adjustment to accumulated deficit and non-controlling interests of $3,257 and $69, respectively, on January 1, 2018.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities
Net income (loss)	$269	$(18,776)
Adjustments to reconcile net income (loss) including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization of property and equipment	78,837	69,097
Amortization of intangible assets	3,710	3,498
Bad debt expense	363	773
Impairment loss and loss on disposal of fixed assets, net	238	1,158
Stock-based compensation	12,268	14,215
Amortization of deferred financing costs and debt discount, net of amounts capitalized	2,261	86
Change in deferred income taxes	(5,617)	(2,575)
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	(13,702)	16,046
Prepaid expenses and other assets	(800)	(841)
Accounts payable	(246)	(1,554)
Accrued expenses and other liabilities	6,477	9,313
Deferred revenue	9,263	7,288
Net cash provided by operating activities	93,321	97,728
Cash flows from investing activities
Purchases of property and equipment	(108,730)	(73,308)
Payments for asset and business acquisitions	(24,624)	(1,150)
Net cash used in investing activities	(133,354)	(74,458)
Cash flows from financing activities
Proceeds from Convertible Notes offering, net of issuance costs	195,716	—
Payment for capped call options	(23,969)	—
Proceeds from credit facility	15,000	—
Principal payments on credit facility	(15,875)	(16,094)
Proceeds from exercise of stock options	9,979	9,244
Payments of capital leases and notes payable	(6,181)	(4,207)
Payments of withholding tax on net issuance of restricted stock units	(10,536)	(4,872)
Debt issuance costs	(695)	—
Payments to non-controlling interest	(614)	(125)
Net cash provided by (used in) financing activities	162,825	(16,054)
Effect of exchange rates on cash	(65)	(16)
Net increase in cash and cash equivalents	122,727	7,200
Cash and cash equivalents at beginning of year	26,685	19,485
Cash and cash equivalents at end of year	$149,412	$26,685
Supplemental disclosure of cash flow information
Cash paid for interest, net of amounts capitalized	$—	$239
Cash paid for taxes, net of refunds	$565	$304
Supplemental disclosure of non-cash investing and financing activities
Property and equipment costs included in accounts payable, accrued expenses and other liabilities	$37,275	$20,554
Purchase of equipment and prepaid maintenance services under capital financing arrangements	$5,068	$7,944
Capitalized stock-based compensation included in property and equipment costs	$789	$696
Purchase price for asset and business acquisitions included in accrued expenses and other liabilities	$4,913	$—
Debt issuance costs included in accrued expenses and other liabilities	$164	$—
Tax effect on equity component of Convertible Notes	$5,686	$—

Boingo Wireless, Inc.

Reconciliation of Net Income (Loss) Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018(1)	2017(1)	2018(1)	2017(1)

Net income (loss) attributable to common stockholders	$416	$(1,019)	$(1,220)	$(19,366)
Depreciation and amortization of property and equipment	22,068	19,853	78,837	69,097
Stock-based compensation expense	3,041	3,199	12,268	14,215
Amortization of intangible assets	1,203	825	3,710	3,498
Income tax benefit	(5,351)	(2,585)	(5,153)	(2,078)
Interest and other expense, net	1,736	27	1,887	153
Non-controlling interests	42	113	1,489	590
Settlement expense	—	—	—	2,807
Adjusted EBITDA	$23,155	$20,413	$91,818	$68,916

(1)                                 Prior period amounts have not been adjusted upon adoption of ASC 606 under the modified retrospective method.

Boingo Wireless, Inc.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$22,487	$30,304	$93,321	$97,728
Purchases of property and equipment	(36,199)	(18,617)	(108,730)	(73,308)
Free cash flows	$(13,712)	$11,687	$(15,409)	$24,420

Boingo Wireless, Inc.

Revenue Summary

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018(1)	2017(1)	2018(1)	2017(1)
Revenue:
DAS	$25,276	$23,989	$95,216	$80,552
Military/multifamily	23,387	15,100	77,721	55,129
Wholesale—Wi-Fi	11,053	9,091	47,481	31,529
Retail	3,666	5,919	17,630	24,926
Advertising and other	4,426	3,249	12,773	12,233
Total revenue	$67,808	$57,348	$250,821	$204,369

(1)         Prior period amounts have not been adjusted upon adoption of ASC 606 under the modified retrospective method. DAS revenue for the three months and year ended December 31, 2018 includes a decrease of $302 and an increase of $6,631, respectively, resulting from the adoption of ASC 606 as of January 1, 2018.

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA - Guidance

(Unaudited)

(In millions)

	Three Months Ended March 31, 2019			Year Ended December 31, 2019
	Low		High	Low		High

Net loss attributable to common stockholders	$(9.0)		$(6.0)	$(20.0)		$(15.0)
Depreciation and amortization of property and equipment	19.9		20.9	75.2		77.2
Stock-based compensation expense		2.8			11.3
Amortization of intangible assets		1.1			4.6
Income tax expense and interest and other expense, net		1.8			7.3
Non-controlling interests		0.4			1.6
Adjusted EBITDA	$17.0		$21.0	$80.0		$87.0

Boingo Wireless, Inc.

Key Business Metrics

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Key business metrics:
DAS nodes(1)	29.9	23.5	29.9	23.5
DAS nodes in backlog(2)	13.8	11.2	13.8	11.2
Subscribers—military(3)	138	130	138	130
Subscribers—retail(3)	122	188	122	188
Connects(4)	67,118	63,878	277,744	223,960

(1)                                 This metric represents the number of active DAS nodes as of the end of the period. A DAS node is a single communications endpoint, typically an antenna, which transmits or receives radio frequency signals wirelessly. This measure is an indicator of the reach of the Company’s DAS network.

(2)                                 This metric represents the number of DAS nodes under contract but not yet active as of the end of the period.

(3)                                 This metric represents the number of paying customers who are on a month-to-month subscription plan at a given period end.

(4)                                 This metric shows how often individuals connect to the Company’s global Wi-Fi network in a given period. The connects include wholesale and retail customers in both customer pay locations and customer free locations where Boingo is a paid service provider or receives sponsorship or promotion fees. The Company counts each connect as a single connect regardless of how many times that individual accesses the network at a given venue during their 24 hour period. This measure is an indicator of paid activity throughout Boingo’s network.

CONTACTS:

PRESS:

Melissa Robinson

VP, Marketing + Communications

mrobinson@boingo.com

(818) 321-7234

INVESTORS:

Kimberly Orlando and Ariel Papermaster

ADDO Investor Relations

investors@boingo.com

(310) 829-5400